News Release

Nextel Communications, Inc. 2001 Edmund Halley Drive Reston, VA 20191

Contacts:
Investors: Paul Blalock (703) 433-4300
Media: Audrey Schaefer (240) 876-1588

Nextel Reports Record Second Quarter 2003 Results

- Income of $281 Million; Earnings per Share of $0.27 -
- Operating Income before Depreciation and Amortization of $1.0 Billion -
- Record Quarterly Subscriber Additions of 591,000; 11.7 Million Total Subscribers -
- Debt and Preferred Retirements of $131 Million; $3.9 Billion through Second Quarter -
- 2003 Guidance Raised -

RESTON, Va. — July 16, 2003 — Nextel Communications, Inc. (NASDAQ: NXTL), today announced record financial results for second quarter 2003 including income available to common stockholders of $281 million, or $0.27 per diluted share. Revenue was $2.6 billion, a 19% increase over last year’s second quarter. Operating income before depreciation and amortization was $1.0 billion for the second quarter, increasing by 23% over the second quarter of the prior year. Bolstered by improved customer satisfaction, Nextel added approximately 591,000 subscribers during the second quarter, bringing total subscribers to 11.7 million at June 30.

“This quarter represents Nextel’s strongest performance to date,” said Tim Donahue, Nextel’s president and CEO. “We are delivering on every front and producing record earnings, record subscriber additions and garnering the most valuable customers in the industry. Nextel continues to attract and retain the most valuable customers in the industry due to our differentiated wireless products and services, our targeted sales approach and our enhanced back office systems. Additionally, our Nationwide Direct Connect rollout is almost complete, and the 6:1 vocoder, which will nearly double the cellular capacity of our network, is coming soon. The positive trends we’re experiencing bode well for Nextel for the balance of the year and we’ve raised our guidance accordingly.”

“Nextel is gaining an increasing share of the best subscribers in the wireless marketplace,” said Tom Kelly, Nextel’s executive vice president and COO. “I’m especially pleased with our improved customer retention rate which is a testimony to the satisfaction our customers have with Nextel. Our new products and services, network quality, and our customer touchpoint strategy are driving impressive results on all fronts. Nextel’s recently announced exclusive 10-year partnership with NASCAR is unique in professional sports and representative of our innovative approach to our current and prospective customers. I am quite optimistic about the future.”

Nextel’s average monthly service revenue per subscriber (ARPU) was approximately $69 for the second quarter, up from $67 in the first quarter and significantly higher than estimates for other national wireless carriers. Customer churn was approximately 1.6% for the second quarter of 2003, the best since 1998.

“Our operating trends once again translated into superior results,” said Paul Saleh, Nextel’s executive vice president and CFO. “We’ve turned in record results this quarter including operating income before depreciation and amortization of $1.0 billion with a 42% margin, and free cash flow grew to $314 million. We are ahead of our expectations, and have thus revised upward our financial guidance for the full year. Additionally, our consistently strong operating performance and substantial liquidity position continue to allow us to de-lever the balance sheet. Including the series D preferred stock which was called on July 15, we have retired approximately $4.3 billion in

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debt and preferred stock since the first quarter of 2002, enabling the company to avoid approximately $7.1 billion in principal, interest and dividend obligations.”

For the quarter ended June 30, 2003, Nextel retired $131 million in principal amount of its outstanding debt and mandatorily redeemable preferred stock in exchange for approximately $137 million in cash. Additionally, on July 15, 2003 Nextel redeemed $375 million in principal amount of the series D mandatorily redeemable preferred stock which was outstanding at the end of the second quarter. Nextel may from time to time as it deems appropriate enter into other transactions, which in the aggregate may be material.

Capital expenditures for the second quarter 2003 were $402 million – down 10% from second quarter 2002 capital expenditures of $448 million. Total minutes of use on the Nextel National Network grew by 34% in the second quarter to 24.5 billion compared with the prior year’s second quarter.

2003 Guidance (Revised to reflect positive business trends through mid-year)

Nextel is revising its guidance upward. This guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Communications Inc. The new guidance is:

•	Free cash flow of $600 million or more – up from $500 million
•	Earnings per share of $1.00 or more – up from at least $0.75
•	Operating income before depreciation and amortization of $3.9 billion or more – up from $3.8 billion
•	Capital expenditures of $1.8 billion or less – unchanged
•	Net subscriber additions (excluding Boost Mobile) of 1.9 million or more – up from 1.7 million

In addition to the results prepared in accordance with Generally Accepted Accounting Principles (GAAP) provided throughout this press release, Nextel has presented non-GAAP financial measures, such as operating income before depreciation and amortization, free cash flow and ARPU. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations and information about how to access the conference call discussing Nextel’s second quarter results visit the ‘Investor Relations’ link under the ‘About Nextel’ tab at www.nextel.com.

About Nextel

Nextel Communications, a Fortune 300 company based in Reston, Va., is a leading provider of fully-integrated wireless voice and data communications services including NEXTEL® high quality digital cellular services and two-way messaging services; NEXTEL DIRECT CONNECT ®—the long-range digital walkie-talkie feature; NEXTEL ONLINE ® wireless data content and business solutions. Nextel and Nextel Partners, Inc. have built the largest guaranteed all-digital wireless network covering 198 of the top 200 U.S. markets. Nextel’s wireless voice and packet data communications services are available today in areas of the U.S. where approximately 240 million people live or work.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including our future expectations concerning our financial and operating performance. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel’s actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new

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technologies, including those associated with NEXTEL DIRECT CONNECT™ and our planned upgrade to our voice coder technology, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in Nextel reports filed with the SEC, including Nextel’s annual report on Form 10-K for the year ended December 31, 2002 and in its quarterly report on Form 10-Q for the quarterly period ended March 31, 2003. This press release speaks only as of its date, and Nextel disclaims any duty to update the information herein.

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NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Consolidated Statements of Operations (in millions, except per share amounts)

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

Operating revenues
Service revenues	$4,595	$3,863	$2,385	$2,032
Handset and accessory revenues (1)	332	248	171	122

	4,927	4,111	2,556	2,154

Operating expenses
Cost of service (exclusive of depreciation included below)	777	717	408	366
Cost of handset and accessory revenues	625	524	315	219
Selling and marketing	855	726	444	380
General and administrative	760	742	385	373
Restructuring and impairment charges	—	35	—	—
Depreciation and amortization	835	787	422	405

Operating income	1,075	580	582	411
Interest expense	(444)	(542)	(219)	(269)
Interest income	22	31	10	16
(Loss) gain on retirement of debt, net of debt conversion cost of $0, $47, $0 and $47	(7)	139	(2)	139
Equity in losses of NII Holdings — pre-bankruptcy emergence	—	(226)	—	(99)
Equity in losses of unconsolidated affiliates, net (2)	(48)	(49)	(35)	(24)
Reduction in fair value of investment	(2)	(35)	(2)	(35)
Other, net	2	(1)	2	(1)

Income (loss) before income tax provision	598	(103)	336	138
Income tax provision	(49)	(365)	(27)	(15)

Net income (loss)	549	(468)	309	123
(Loss) gain on retirement of mandatorily redeemable preferred stock	(7)	264	(5)	264
Mandatorily redeemable preferred stock dividends and accretion	(53)	(125)	(23)	(62)

Income (loss) available to common stockholders	$489	$(329)	$281	$325

Earnings (loss) per common share
Basic	$0.48	$(0.40)	$0.27	$0.39

Diluted	$0.47	$(0.40)	$0.27	$0.37

Weighted average number of common shares outstanding
Basic	1,020	821	1,029	841

Diluted	1,042	821	1,052	927

Selected Balance Sheet Data
(in millions)

	June 30,	December 31,
	2003	2002

Cash, cash equivalents and short-term investments	$2,420	$2,686
Accounts and notes receivable, net of allowance for doubtful accounts of $104 and $127	1,162	1,077
Property, plant and equipment, net	8,829	8,918
Intangible assets, net	6,918	6,607
Total assets	21,537	21,484

Long-term debt, including current portion	11,737	12,278
Capital lease and finance obligations, including current portion	194	272
Total liabilities	17,248	17,623

Mandatorily redeemable preferred stock	861	1,015
Stockholders’ equity	3,428	2,846

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Adjusted Income (Loss) Available to Common Stockholders Data (in millions, except per share amounts)

	For the six months ended		For the six months ended
	June 30, 2003		June 30, 2002

		Basic EPS		Basic EPS

Income (loss) available to common stockholders	$489	$0.48	$(329)	$(0.40)
Restructuring and impairment charges	—	—	35	0.04
Loss (gain) on retirement of debt, net	7	0.01	(139)	(0.17)
Equity in losses of NII Holdings — pre-bankruptcy emergence	—	—	226	0.28
Reduction in fair value of investment	2	—	35	0.04
SFAS No. 142 income tax provision adjustment	—	—	335	0.41
Loss (gain) on retirement of mandatorily redeemable preferred stock	7	0.01	(264)	(0.32)

Adjusted income (loss) available to common stockholders (3)	$505	$0.50	$(101)	$(0.12)

	For the three months ended		For the three months ended
	June 30, 2003		June 30, 2002

		Basic EPS		Basic EPS

Income available to common stockholders	$281	$0.27	$325	$0.39
Loss (gain) on retirement of debt, net	2	—	(139)	(0.17)
Equity in losses of NII Holdings — pre-bankruptcy emergence	—	—	99	0.12
Reduction in fair value of investment	2	—	35	0.04
Loss (gain) on retirement of mandatorily redeemable preferred stock	5	0.01	(264)	(0.31)

Adjusted income available to common stockholders (3)	$290	$0.28	$56	$0.07

Other Data

	For the three months ended

	June 30,	March 31,
	2003	2003

Handsets in service, end of period (in thousands) (4)	11,683	11,092
Net handset additions (in thousands) (4)	591	480
Average monthly minutes of use per handset	720	650
Average monthly revenue per handset/unit (ARPU) (5)	$69	$67
Cost per gross add (CPGA) (6)	$460	$450
Cash cost per handset/unit (CCPU) (7)	$23	$23
Operating income before depreciation and amortization (OIBDA) (8) (in millions)	$1,004	$906
Bad debt expense included in general and administrative (in millions)	$25	$56
Bad debt expense as a percentage of operating revenues	1.0%	2.4%

Capital Expenditures
(in millions)

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

Cash paid for capital expenditures, excluding capitalized interest	$707	$1,016	$332	$429
Changes in capital expenditures accrued or unpaid	—	(94)	70	19

Capital expenditures, excluding capitalized interest	707	922	402	448
Capitalized interest	20	25	9	13

Total capital expenditures	$727	$947	$411	$461

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Condensed Consolidated Statements of Cash Flows (in millions)

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

Cash flows from operating activities
Net income (loss)	$549	$(468)	$309	$123
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	835	787	422	405
Change in accrued interest on short-term investments	(6)	(13)	(3)	(6)
Other	138	603	(25)	(85)

Net cash provided by operating activities	1,516	909	703	437

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(727)	(1,041)	(341)	(442)
Payments for licenses, acquisitions and other, net of cash acquired	(238)	(317)	(24)	(65)
Cash relinquished as a result of deconsolidation of NII Holdings	—	(250)	—	—
Net changes in short-term investments and other	(134)	(139)	(56)	(76)

Net cash used in investing activities	(1,099)	(1,747)	(421)	(583)

Cash flows from financing activities
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(707)	(295)	(137)	(295)
Repayments under capital lease and finance obligations	(25)	(49)	(9)	(21)
Repayments under long-term credit facility	(99)	—	(50)	—
Borrowings under long-term credit facility	69	—	—	—
Payment for capital lease buy-out	(54)	—	—	—
Mandatorily redeemable preferred stock dividends	(42)	—	(27)	—
Other	35	—	25	(1)

Net cash used in financing activities	(823)	(344)	(198)	(317)

Net (decrease) increase in cash and cash equivalents	(406)	(1,182)	84	(463)
Cash and cash equivalents, beginning of period	1,846	2,481	1,356	1,762

Cash and cash equivalents, end of period	$1,440	$1,299	$1,440	$1,299

Free Cash Flow Schedule (in millions)

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

OIBDA (8)	$1,910	$1,367	$1,004	$816
Capital expenditures, excluding capitalized interest	(707)	(922)	(402)	(448)
Payments for licenses, acquisitions and other	(238)	(317)	(24)	(65)
Changes in working capital and other	(36)	(195)	(21)	(147)

Unlevered free cash flow (9)	929	(67)	557	156
Net interest paid, including capitalized interest	(372)	(369)	(216)	(220)
Mandatorily redeemable preferred stock dividends	(42)	—	(27)	—

Free cash flow (9)	515	(436)	314	(64)
Financing activities, excluding mandatorily redeemable preferred stock dividends	(781)	(344)	(171)	(317)
Cash relinquished as a result of deconsolidation of NII Holdings	—	(250)	—	—
Change in short-term investments	(140)	(152)	(59)	(82)

Net (decrease) increase in cash and cash equivalents	$(406)	$(1,182)	$84	$(463)

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data (dollars in millions)

		Book and
	March 31,	principal value			June 30,
	2003	of retirements	Other		2003

10.65% senior redeemable discount notes due 2007	$691	$15	$—		$676
9.75% senior serial redeemable discount notes due 2007	932	20	—		912
4.75% convertible senior notes due 2007	284	—	—		284
9.95% senior serial redeemable discount notes due 2008	1,301	8	—		1,293
12% senior serial redeemable notes due 2008, net of unamortized discount of $3 and $3	271	—	—		271
9.375% senior serial redeemable notes due 2009	1,670	—	—		1,670
5.25% convertible senior notes due 2010	607	—	—		607
9.5% senior serial redeemable notes due 2011, including a fair value hedge adjustment of $58 at March 31, 2003 and $65 at June 30, 2003	922	—	7	(a)	929
6% convertible senior notes due 2011	608	—	—		608
Bank credit facility	4,520	—	(50	)(b)	4,470
Other	17	—	—		17

Total long-term debt, including current portion	$11,823	43	$(43)		$11,737

13% series D exchangeable preferred stock mandatorily redeemable 2009(d)	$463	88	$—		$375
11.125% series E exchangeable preferred stock mandatorily redeemable 2010	392	—	—		392
Zero coupon convertible preferred stock mandatorily redeemable 2013	92	—	2	(c)	94

Total mandatorily redeemable preferred stock	$947	88	$2		$861

Total retirements		$131

(a)	Represents the non-cash increase to the fair value hedge during the quarter.
(b)	Represents scheduled principal payment on term loans.
(c)	Represents accretion of unamortized dividends.
(d)	On July 15, 2003, we redeemed all outstanding shares of our 13% series D exchangeable preferred stock.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Notes to Financial Data

(1)	In accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements,” we recognize handset sales as revenues on a straight-line basis over 3.5 years, the estimated customer relationship period. Costs of handset sales are recognized over the same period in amounts equivalent to the revenues recognized from the handset sales. The handset costs in excess of the revenues (handset subsidies) generated from handset sales are expensed immediately as these amounts exceed our minimum contractual revenues. The following is a summary of handset and accessory revenues.

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Current period handset and accessory sales	$502	$413	$252	$230
Net effect of SAB No. 101 handset deferrals	(170)	(165)	(81)	(108)

Handset and accessory revenues	$332	$248	$171	$122

(2)	Our equity in losses of unconsolidated affiliates, net represents our proportionate share of the operating results of NII Holdings, Inc. and Nextel Partners, Inc. in accordance with the equity method of accounting based upon their preliminary operating results provided to us for the three-month and six-month periods ended June 30, 2003.

(3)	Adjusted income (loss) available to common stockholders represents our income (loss) available to common stockholders excluding the impacts of certain items, which include, among other things, debt and preferred stock retirements and the effect of an adoption of a new accounting standard. Adjusted income (loss) available to common stockholders as defined above may not be similar to adjusted income (loss) available to common stockholders measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that adjusted income (loss) available to common stockholders is useful because it allows investors to evaluate our operating results and related financial performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our wireless business.

(4)	Net handset additions represent gross handsets activated during the period less handsets deactivated. Net handset additions and handsets in service, end of period, does not include handsets attributable to test markets, such as the Boost Mobile program. These net handset additions reflect a customer churn rate of about 1.6% for the second quarter 2003 and about 1.9% for the first quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. Churn is not a measurement under accounting principles generally accepted in the United States and may not be similar to churn calculations of other companies.

(5)	Average monthly revenue per handset/unit in service, or ARPU, is an industry metric that measures revenues per period from our customers divided by the weighted average number of handsets in commercial service during that period, excluding the impact of test markets such as the Boost Mobile program. ARPU as defined above may not be similar to ARPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Effective January 1, 2003, the ARPU metric includes amounts earned under various service and repair programs and cancellation fees. Other revenues in 2003 includes revenues for such services as roaming, analog and other. Other revenues in 2002 also included revenues for service and repair programs and cancellation fees. ARPU can be calculated and reconciled to our consolidated statements of operations as follows:

	For the three months ended

	June 30,	March 31,
	2003	2003

	(in millions, except for ARPU)

Service revenues	$2,385	$2,210
Less: Other revenue	33	24

Subscriber revenues	$2,352	$2,186

ARPU calculated with Subscriber revenues	$69	$67

ARPU calculated with Service revenues	$70	$68

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Notes to Financial Data

(6)	Cost per gross add, or CPGA, is an industry metric that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. Costs unrelated to initial customer acquisition include the costs associated with retaining existing customers and costs associated with test markets such as the Boost Mobile program. CPGA as defined above may not be similar to CPGA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows:

	For the three months ended

	June 30,	March 31,
	2003	2003

	(in millions, except for CPGA)
Handset and accessory revenues	$171	$161
Less: Cost of handset and accessory revenues	315	310

Handset and accessory subsidy costs	144	149
Selling and marketing	444	411

Costs per statement of operations	588	560
Less: Costs unrelated to initial customer acquisition	68	60

Customer acquisition costs	$520	$500

Cost per Gross Add	$460	$450

(7)	Cash cost per handset/unit, or CCPU, is calculated by dividing the sum of our cost of service and general and administrative expenses by the weighted average number of handsets in commercial service during the period. CCPU as defined above may not be similar to CCPU measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. CCPU is commonly used within our industry as an indicator of the cash expenses associated with ongoing business operations on a per handset basis. Our management uses CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to scale costs associated with providing services to customers and managing our core business operations. CCPU can be reconciled to our consolidated statements of operations as follows:

	For the three months ended

	June 30,	March 31,
	2003	2003

	(in millions, except CCPU)
Cost of service	$408	$369
General and administrative	385	375
	$793	$744

CCPU	$23	$23

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Notes to Financial Data

(8)	OIBDA represents operating income before depreciation and amortization. OIBDA as defined above may not be similar to OIBDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that OIBDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Our OIBDA calculation is commonly used as one of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. OIBDA can be reconcilied to our consolidated statements of operations as follows:

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Operating income	$1,075	$580	$582	$411
Depreciation and amortization	835	787	422	405

OIBDA	$1,910	$1,367	$1,004	$816

For the three
months ended
March 31, 2003

( in millions)
Operating income	$493
Depreciation and amortization	413

OIBDA	$906

Guidance

For the year ended
December 31, 2003

( in millions)
Operating income	$2,100 or higher
Depreciation and amortization	1,800 or lower

OIBDA	$3,900 or higher

(9)	Free cash flow represents OIBDA less capital expenditures, payments for licenses, acquisitions and other, net interest paid, preferred stock dividends adjusted for changes in working capital and other. Free cash flow as defined above may not be similar to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of cash flows. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt. Free cash flow can be reconcilied to our condensed consolidated statements of cash flows as follows:

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Net cash provided by operating activities	$1,516	$909	$703	$437
Change in accrued interest on short-term investments	6	13	3	6
Net cash used in investing activities	(1,099)	(1,747)	(421)	(583)
Cash relinquished as a result of deconsolidation of NII Holdings	—	250	—	—
Net changes in short-term investments and other	134	139	56	76
Mandatorily redeemable preferred stock dividends	(42)	—	(27)	—

Free cash flow	$515	$(436)	$314	$(64)

Guidance

For the year ended
December 31, 2003

( in millions)
Net cash provided by operating activities	$3,000 or higher
Change in accrued interest on short-term investments	*
Net cash used in investing activities	(2,300) or lower
Net changes in short-term investments and other	*
Mandatorily redeemable preferred stock dividends	(100) or lower

Free cash flow	$600 or higher

*	For guidance purposes, we do not distinguish between short-term investments and cash and cash equivalents.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES Unaudited

Notes to Financial Data

Unlevered free cash flow represents OIBDA less capital expenditures, payments for licenses, acquisitions and other adjusted for changes in working capital and other. Unlevered free cash flow as defined above may not be similar to unlevered free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of cash flows. We believe that unlevered free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations and our ability to fund interest payments, preferred stock dividends, scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt. Unlevered free cash flow can be reconciled to our condensed consolidated statements of cash flows as follows:

	For the six months ended		For the three months ended
	June 30,		June 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Net cash provided by operating activities	$1,516	$909	$703	$437
Change in accrued interest on short-term investments	6	13	3	6
Net cash used in investing activities	(1,099)	(1,747)	(421)	(583)
Cash relinquished as a result of deconsolidation of NII
Holdings	—	250	—	—
Net changes in short-term investments and other	134	139	56	76
Net interest paid, including capitalized interest	372	369	216	220

Unlevered free cash flow	$929	$(67)	$557	$156